Exhibit 10.4

AMENDED AND RESTATED EXECUTIVE SERVICES AGREEMENT

THIS AMENDED AND RESTATED EXECUTIVE SERVICES AGREEMENT (the “Agreement”), dated and effective as of April 1, 2024, (the “Effective Date”) is made between:

•
PAVIMAR SHIPPING CO, a Marshall Islands corporation having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 and having established a branch office in Greece pursuant to the provisions of art. 25 of Law 27/1975 (formerly law 89/1967) at 17th km National Road Athens-Lamia & Foinikos street, 14564, Nea Kifisia, Athens, Greece (the “Pavimar”), and;

•	ICON ENERGY CORP., a Marshall Islands corporation having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the “Company”).

(In this Agreement, Pavimar and the Company are hereinafter referred to as the “Parties” and each individually as a “Party”).

WHEREAS:

A)	Pavimar is engaged in the commercial, technical and operational management of oceangoing vessels, as well as in consulting on shipping investments, transactions and ancillary corporate matters.

B)	The Company is an international shipping company, established for the purpose of acquiring, owning, chartering and operating oceangoing vessels.

C)
In fulfilling its management and ancillary services to its clients, Pavimar employs or contracts the services of, amongst others, high caliber professionals in various positions, responsible for the overall management, financial performance and legal affairs of the company and its strategic growth.

D)
The Company entered into an executive services agreement dated and effective as of October 1, 2023 (the “Original Executive Services Agreement”) with Pavimar S.A. (a Marshall Islands corporation), whereby the Company engaged the services of a chief executive officer and a chief financial officer (the “Executives”) from Pavimar S.A., on a non-exclusive basis, to manage and assist the Company in its growth and investment plans (the “Executive Services”) and Pavimar S.A. agreed to provide such Executive Services to the Company.

E)
The Company, Pavimar S.A., and Pavimar, entered into a deed of novation on January 18, 2024, pursuant to which, Pavimar S.A. was released from all its rights and obligations in respect of the Original Executive Services Agreement, and Pavimar assumed all those rights and obligations on the same terms and conditions contained in the Original Executive Services Agreement.

F)
The Company now wishes to also engage the services of a corporate secretary from Pavimar (the “Secretary”), on a non-exclusive basis, to manage and assist the Company in its business affairs (the “Secretarial Services” and together with the Executive Services, the “Services”) and Pavimar wishes to provide such Secretarial Services to the Company.  The Parties, therefore, wish to amend and restate the Original Executive Services Agreement to that effect.

NOW, THEREFORE, in consideration of the mutual covenants described below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby covenant and agree to amend and restate the Original Executive Services Agreement as follows:

1.	Engagement

Pavimar agrees to provide, and the Company agrees to engage, the services of the Executives and the Secretary, who shall provide to the Company the Executive Services and the Secretarial Services, respectively, on a non-exclusive basis upon the terms and conditions hereinafter set forth. Pavimar shall continue to employ or contract the services of the Executives and the Secretary and accepts that they will also devote substantial time and effort to their new engagement with the Company.

The natural persons serving as Executives and Secretary pursuant to this Agreement shall serve the Company in such manner and at the sole discretion of the Board of Directors of the Company. Notwithstanding any other provision of this Agreement, the Board of Directors of the Company shall have the right to instruct Pavimar from time to time as to the identity of the natural persons appointed to serve as Executives and Secretary and may terminate the services of any such person or appoint a replacement for such person at any time without prior notice to Pavimar.

Throughout the term of the Agreement, the Executives and Secretary shall devote substantial time and attention to the business and affairs of the Company consistent with their position with the Company and shall represent the Company, consult and cooperate with the Company’s Board of Directors, officers, advisors, and other business partners, as applicable pursuant to the Company’s policies and procedures.

2.	Duration

The duration of the engagement of the Executives shall commence as of October 1, 2023, and shall have a term of two rolling years (the “Term”) and such term shall automatically be extended for a one (1) year term thereafter.

The duration of the engagement of the Secretary shall commence immediately after the effectiveness of the registration statement the Company intends to file with the United States Securities and Exchange Commission in connection with the Company’s application for an initial listing of its common shares on the NASDAQ, and shall thereafter have a term synchronized with that of the Executives.

3.	Services Fee

In consideration of the Executive Services provided hereunder, the Company shall pay a fee of United States Twelve Thousand Dollars (US$12,000) per annum, or pro-rata for shorter periods, (the “Executive Services Fee”) to Pavimar payable in arrears quarterly, three working days prior to the last business day of each calendar quarter.

In consideration of the Secretarial Services provided hereunder, the Company shall pay a fee of United States Two Thousand Dollars (US$2,000) per annum, or pro-rata for shorter periods, (the “Secretarial Services Fee”, and together with the Executive Services Fee, the “Fees”) to Pavimar payable in arrears quarterly, three working days prior to the last business day of each calendar quarter.

The Fees shall at all times be subject to any change that might have been incurred in the number of the Executives and/or Secretary, and/or any changes to the Services provided hereunder. The Fees shall be reviewed annually or occasionally, as the case may be, by Pavimar, and any adjustment to the Fees shall be subject to approval of the Company’s Board of Directors.

In addition, Pavimar shall be eligible to receive from the Company incentive compensation in connection to the Services, at any time the Board of Directors of the Company may determine at their absolute discretion. The type and nature of such incentive compensation shall be in the sole discretion of the Board of Directors of the Company.

Notwithstanding any other provision of this Agreement, any incentive-based compensation granted, earned or vested (including, but not limited to, any cash incentive-based compensation granted or received, equity or equity-based awards granted and/or shares issued or cash received in connection therewith), shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Policy for the Recovery of Erroneously Awarded Incentive Compensation, as it may be amended from time to time, or similar policy.

4.	Termination

a.
For Cause. The Company may immediately terminate this Agreement and the engagement and provision of the Services hereunder for Cause (as defined herein). For the purposes of this Agreement, “Cause” shall mean (i) a material breach of the terms of this Agreement; (ii) dishonesty, willful misconduct or fraud in connection with the performance of its duties, or in any way related to the Company’s business; or (iii) a violation of applicable policies, practices and standards of behavior of the Company.

b.
For Good Reason. Pavimar may immediately terminate this Agreement and the engagement and provision of the Services hereunder for Good Reason (as defined herein). For purposes of this Agreement, “Good Reason” shall mean the Company fails to pay Pavimar any fee due and payable hereunder within ten (10) days after Pavimar provides written notice to the Company of such failure to pay.

c.	By Written Notice. Either Party may terminate this Agreement, other than for Cause or Good Reason, by tendering prior written notice of at least three months (the “Notice Period”).

d.
Termination. In the event of termination by the Company for Cause, on the applicable Termination Date, the obligations of the Company shall cease and Pavimar shall not be entitled to any further payments of any kind in relation to the Services. In the event of termination by Pavimar for Good Reason, on the applicable Termination Date, the obligations of Pavimar shall cease and Pavimar shall be entitled to a termination fee equal to three months of Fees. In the event of termination for any reason other than for Cause of Good Reason, both Parties shall continue to adhere to their obligations hereunder and Pavimar shall be entitled to the Fees through the applicable Termination Date.

e.
Termination Date. For the purposes of this Agreement, “Termination Date” shall mean: (i) if the Agreement is terminated by the Company for Cause, the date of such termination, unless Pavimar has cured the grounds for such termination within ten (10) calendar days; (ii) if the Agreement is terminated by the Company without Cause or by Pavimar without Good Reason, the last day of the Notice Period; or (iii) if this Agreement is terminated by Pavimar for Good Reason, the date of such termination, unless the Company has cured the grounds for such termination within ten (10) calendar days.

5.	Representations and Warranties

Each Party severally represents and warrants the following to the other Party:

a.
Capacity; Authority; Validity. Such Party has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by it hereunder; this Agreement has been duly executed and delivered by; and assuming the due execution and delivery of this Agreement by the other Party, this Agreement shall constitute the legal, valid and binding obligation such Party, enforceable against such Party in accordance with its terms.

b.
No Violation of Law or Agreement. Neither the execution and delivery of this Agreement by such Party, nor the consummation of the transactions contemplated hereby by it, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to such Party.

Pavimar further represents and warrants to the Company that it has procured the consent of the individuals who will provide the Services.

6.	Indemnity

Under no circumstances shall the Company be entitled to bring an action in contract, in tort, or otherwise, against the Executives and/or the Secretary, or any of them, for any reason whatsoever.

7.	Confidentiality

Except as directed in writing, Pavimar will not, and will cause each of its affiliates, directors, officers, managers, members, employees, Executives, Secretary, agents and professional advisors (together, “Representatives”) not to, disclose or use at any time, either during the period of this Agreement or thereafter, any Confidential Information (as defined below) of which it is or becomes aware, except to the extent required by applicable law. Pavimar will, and will cause each of its Representatives to, take all reasonably appropriate steps to safeguard any Confidential Information, as defined herein, and to protect it against disclosure, misuse, espionage, loss and theft. As used in this Agreement, the term “Confidential Information” means any and all information and data relating to the Company and its business, including the Company’s subsidiaries and vessel(s).

8.	Novation

Pavimar has the option to novate this Agreement to a company of its choice which can fulfill in materially equivalent manner the provisions of the Services, always subject to the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed.

9.	Entire Agreement

This Agreement constitutes the entire and only agreement between the Parties in relation to its subject matter and replaces and extinguishes all prior agreements, undertakings, arrangements, understandings or statements of any nature made by the Parties or any of them whether oral or written with respect to such subject matter.

10.	Notices

Every notice, request, demand or other communication under this Agreement shall:

a.	be in writing delivered personally, by courier or served through a process server;

b.	be deemed to have been delivered personally or through courier or served at the address below; and

c.	be sent:

If to Pavimar, to: 17th km National Road Athens-Lamia & Foinikos Street, 14564, Nea Kifisia, Athens, Greece

If to the Company to: 25 Foinikos Street, 14564, Nea Kifisia, Athens, Greece

or to such other person or address, as is notified by the relevant Party to the other Party to this Agreement and such notification shall not become effective until notice of such change is actually received by the other Party. Until such change of person or address is notified, any notification to the above addresses are agreed to be validly effected for the purposes of this Agreement.

11.	Amendments to this Agreement

No modification, alteration or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed on behalf of each of the Parties.

If any one or more provisions of these presents is, or at any time becomes, for any reason invalid, illegal, void, voidable or otherwise unenforceable under the laws of any jurisdiction or pursuant to a decision or declaration of any court, such invalidity, illegality, voidability or non-enforceability shall not affect the validity, voidability, legality or enforceability of any other provision or provisions of this Agreement or the validity, voidability, legality or enforceability of this Agreement as a whole or the validity, voidability, legality or enforceability of same under the laws of any other jurisdiction.

The headings in this Agreement do not form part thereof.

12.	Applicable Law

This Agreement shall be governed by and construed in accordance with English Law.

13.	Arbitration

a.	All disputes arising out of this Agreement shall be arbitrated in London in the following manner.

One arbitrator is to be appointed by each Party hereto and a third arbitrator by the two so chosen. Their decision or that of any two of them shall be final and for the purpose of enforcing any award, this Agreement may be made a rule of the court.

The arbitrators shall be commercial persons, conversant with shipping matters. Such arbitration is to be conducted in accordance with the rules of the London Maritime Arbitrators Association terms current at the time when the arbitration proceeding are commenced and in accordance with the Arbitration Act 1996 or any statutory modification or reenactment thereof.

b.
In the event that either Party states a dispute and designates an Arbitrator in writing, the other Party shall have twenty (20) days, excluding Saturdays, Sundays and legal holidays to designate its arbitrator, failing which the decision of the appointed arbitrator shall apply and the appointed arbitrator can render an award thereunder in accordance with this Clause 15.

c.
Until such time as the arbitrators finally close the hearings, either Party shall have the right by written notice served on the arbitrators and on the other Party to specify further disputes or differences under this Agreement for hearing and determination.

d.
The arbitrators may grant any relief, and render an award, which they or a majority of them deem just and equitable and within the scope of the Agreement of the Parties, including but not limited to the posting of security. Awards pursuant to this Clause may include costs, including a reasonable allowance for attorney’s fees and judgments may be entered upon any award made herein in any court having jurisdiction.

[SIGNATURES PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Executive Services Agreement as of the day and year first above written.

PAVIMAR SHIPPING CO.

By:	/s/ Viktoria Poziopoulou
Name:	Viktoria Poziopoulou
Title:	Director

ICON ENERGY CORP.

By:	/s/ Ismini Panagiotidi
Name:	Ismini Panagiotidi
Title:	Director